SupportSave announced the acquisition of certain assets of Global Services Corporation

The agreement between SupportSave and Global Services Corporation executed today are for the website, trademarks, domain name and other non-physical  assets of www.TechBuddha.com.  No liabilities, debt, receivables or entity is being acquired in this transaction.  SupportSave expects this addition to its services portfolio to immediately begin contributing revenue and anticipate at least several million in the first year.

“This marks the exciting entry into the direct to consumer outsourcing model that has seen explosive growth over the past few years; I believe we can leverage TechBuddha.com’s footprint along with SupportSave’s base of large retail clients to expose these services to millions of retail customers”. Says Christopher Johns, SupportSave President & CEO.

www.TechBuddha.com  offers online technical support for end users available by subscription and by white label to retailers and can integrate seamlessly with SupportSave’s support platform